Exhibit 5.1

                            BORDEN LADNER GERVAIS LLP
                              World Exchange Plaza
                                100 Queen Street
                                   Suite 1100
                               Ottawa, ON K1P 1J9
                                 (613) 237-5160

                                                              November 19, 2003
The Board of Directors
ZIM Corporation
200-20 Colonnade Road
Ottawa, ON K2E 7M6

                  Re:      Registration Statement on Form S-8

Gentlemen:

         We are counsel to ZIM Corporation, a corporation governed by the Canada Business Corporations Act (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 22,200,000 shares (the "Shares") of the Company's Common Stock, no par value, issuable upon the exercise of options granted pursuant to the Company's Employee Stock Option Plan (the "Plan").

         We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Certificate of Incorporation and By-Laws of the Company, as each is currently in effect, the Registration Statement, the Plan, resolutions of the Board of Directors of the Company relating to the adoption, and amendment, of the Plan and the proposed registration and issuance of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan, such Shares will be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                   Very truly yours,

                                                   /S/ Borden Ladner Gervais LLP

                                                   BORDEN LADNER GERVAIS LLP